Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8834 Contact: Gary H. Guyton Director of Planning and Investor Relations Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. ANNOUNCES INVESTMENT BY JERRY JONES AND NEW COMPREHENSIVE REFINANCING PLANS

FRISCO, TEXAS, April 26, 2018 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) announced today that the Company is in negotiation with Dallas businessman and owner of the Dallas Cowboys Football Club Ltd., Jerry Jones, to make a substantial investment in the Company.  Under a letter of intent entered into by the Company and Arkoma Drilling L.P. and Williston Drilling, L.P. (collectively, "Arkoma"), Comstock will acquire interests in certain oil and gas properties located in North Dakota in exchange for common stock in the Company.  Comstock is acquiring the properties for $620 million.  There is no debt associated with the properties.  Arkoma will receive approximately 88.6 million newly issued shares of Comstock common stock based on an agreed upon share price of $7.00 per share.  Upon completion of the transaction, Arkoma will own approximately 84% of the Company's pro forma outstanding shares.  The acquisition is subject to the parties entering into a definitive purchase agreement, which will be subject to a number of closing conditions, including the approval of the issuance of the common stock by the Company's stockholders.  The Company expects to enter into a purchase agreement within the next several weeks and will seek stockholder approval for the transaction as soon as practicable thereafter.  The effective date of the acquisition of the properties will be April 1, 2018.

The oil and gas properties being acquired by Comstock in the transaction are located in North Dakota's Bakken shale basin.  The properties are currently producing 10,500 barrels of oil per day and 20 MMcf of natural gas per day and have proved reserves as estimated by Comstock's independent reserve engineers of 22.5 million barrels of oil and 48.5 billion cubic feet of natural gas.  Comstock will be acquiring 332 (52.5 net) producing oil wells, 128 (13.0 net) drilled uncompleted wells and ten (3.0 net) undrilled locations.  The properties are expected to generate approximately $200 million of operating cash flow in 2018.

Arkoma is owned by Dallas businessman and owner of the Dallas Cowboys Football Club Ltd., Jerry Jones and his family.  Mr. Jones has over 50 years of experience investing in oil and gas exploration and production activities.  Commenting on this investment, Mr. Jones stated, "I am excited to be partnering with Comstock by contributing my oil and gas properties to Comstock which will allow them to strengthen their balance sheet.  This combination provides Comstock with substantial cash flow to invest in their high return Haynesville shale drilling program and the capital to grow their already substantial inventory of drilling prospects."

"The Arkoma investment in Comstock will allow us to refinance and simplify our capital structure and equip us with all the tools to substantially grow stockholder value," stated M. Jay Allison, Chief Executive Officer of Comstock.  "The proved reserve value and related cash flows from the North Dakota properties when combined with our properties will support the refinancing of our debt as well as fuel an expanded drilling program in the Haynesville shale.  The strong balance sheet resulting from the combination will allow us to play offense after spending the last three years on defense."

Strategic Drilling Venture

Comstock has also entered into the previously announced Strategic Drilling Venture with Arkoma.  Arkoma will participate in drilling projects proposed by Comstock in the Haynesville and Bossier shale in East Texas and North Louisiana and the Eagle Ford shale in South Texas.  Comstock receives a 20% carried interest for projects that Arkoma participates in and Arkoma will only earn an interest in the well bore for projects it participates in and will not have rights to any related acreage.  The new venture has a two-year term.  Comstock will offer a minimum of $75 million in opportunities in the first twelve months and $100 million in the second twelve months.  The first six projects under the new venture represent a $34 million investment by Arkoma.  The Strategic Drilling Venture will enable Comstock to grow its prospect inventory, increase its capital efficiency by 20% for venture projects, and provide capital to address drilling required to maintain leases.  The new drilling venture with Arkoma will also allow the Company to implement a larger drilling program, which will create efficiencies and lower service costs while also keeping Comstock's capital expenditures within operating cash flow.

Refinancing Plans

Comstock today also announced that it is withdrawing the tender offers to repurchase all of its secured notes, including the Senior Secured Toggle Notes due 2020, the 7 3⁄4% Convertible Secured PIK Notes due 2019 and the 9 1⁄2% Convertible Secured PIK Notes due 2020.  Comstock now plans to retire these notes following the completion of the acquisition of the North Dakota properties described above with a new revolving bank credit facility and new senior unsecured notes.  Pro forma for the acquisition and the pending divestiture of the Eagle Ford shale properties, Comstock expects that its annual EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses will approximate $400 million in 2018 based on current market prices for oil and natural gas.  The Company believes that its increase in cash flow from the acquisition in combination with the interest cost savings from refinancing the Company's outstanding debt will allow a significant increase in Comstock's cash flow available for reinvestment in the Haynesville shale properties.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transactions involving Arkoma and the Company.  The proposed transactions will be submitted to the stockholders of the Company for their consideration.  In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the "SEC"), including a definitive proxy statement.  However, such documents are not currently available.  This communication does not constitute a solicitation of any vote or approval.  BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors will be able to obtain free of charge the proxy statement (when available) and other documents filed with the SEC at the SEC's website at http://www.sec.gov.  In addition, the proxy statement and the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through the Company's website at www.comstockresources.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of Comstock are "participants" in the solicitation of proxies from stockholders of Comstock in favor of the proposed transactions.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Comstock in connection with the proposed transactions will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about Comstock's executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 3, 2017.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.